Exhibit 3.1

BYLAWS OF LINDSAY CORPORATION
TABLE OF CONTENTS

(Amended and Restated by Board of Directors Effective August 17, 2023)

ARTICLE I Offices PAGE

SECTION 1.1. Registered Office 1

SECTION 1.2. Other Offices 1

ARTICLE II Meetings of Stockholders

SECTION 2.1. Annual Meeting 1

SECTION 2.2. No Stockholder Consent; Special Meetings 1

SECTION 2.3. Place of Meetings 2

SECTION 2.4. Notice of Meetings 2

SECTION 2.5. Stockholder List 2

SECTION 2.6. Quorum; Adjournment and Postponement 2

SECTION 2.7. Proxies 3

SECTION 2.8. Voting 3

SECTION 2.9. Voting of Certain Shares 3

SECTION 2.10. Treasury Stock 4

SECTION 2.11. Stockholder Introduction of Business and Nomination of Director Candidates 4

SECTION 2.12. Remote Communications 10

SECTION 2.13. Organization of Meetings 10

ARTICLE III Directors

SECTION 3.1. Number, Term of Office and Election 11

SECTION 3.2. Resignations, Vacancies and Removal 12

SECTION 3.3. Management of Affairs of Company 13

SECTION 3.4. Regular Meetings 13

SECTION 3.5. Special Meetings 13

SECTION 3.6. Notice of Special Meetings 13

SECTION 3.7. Quorum 13

SECTION 3.8. Presumption of Assent 14

SECTION 3.9. Action Without Meeting 14

SECTION 3.10. Presiding Officer 14

SECTION 3.11. Committee of Directors 14

SECTION 3.12. Executive Committee 15

SECTION 3.13. Fees and Compensation of Directors 15

SECTION 3.14. Reliance Upon Records 15

SECTION 3.15. Indemnification Agreements 15

ARTICLE IV Notices

SECTION 4.1. Manner of Notice 16

SECTION 4.2. Waiver of Notice 16

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ARTICLE V Officers

SECTION 5.1. Offices and Official Positions 16

SECTION 5.2. Election and Term of Office 17

SECTION 5.3. Removal and Resignation 17

SECTION 5.4. Vacancies 17

SECTION 5.5. Chairperson of the Board 17

SECTION 5.6. President 17

SECTION 5.7. Chairperson of the Executive Committee 18

SECTION 5.8. Vice Presidents 18

SECTION 5.9. Secretary 18

SECTION 5.10. Treasurer 19

SECTION 5.11. Assistant Treasurers and Assistant Secretaries 19

SECTION 5.12. Controller 19

SECTION 5.13. Compensation 20

ARTICLE VI Divisions

SECTION 6.1. Divisions of the Company 20

SECTION 6.2. Official Positions Within A Division 20

ARTICLE VII Contracts, Loans, Checks and Deposits

SECTION 7.1. Contracts and Other Instruments 20

SECTION 7.2. Loans 21

SECTION 7.3. Checks, Drafts, etc 21

SECTION 7.4. Deposits 21

ARTICLE VIII Certificates of Stock and Their Transfer

SECTION 8.1. Certificated and Uncertificated Shares 21

SECTION 8.2. Lost or Destroyed Certificates 21

SECTION 8.3. Transfer of Stock 21

SECTION 8.4. Restrictions on Transfer 22

SECTION 8.5. No Fractional Share Certificates 22

SECTION 8.6. Closing Transfer Books or Fixing Record Date 22

SECTION 8.7. Stockholders of Record 22

ARTICLE IX General Provisions

SECTION 9.1. Fiscal Year 23

SECTION 9.2. Seal 23

SECTION 9.3. Exclusive Jurisdiction 23

ARTICLE X Amendments

SECTION 10.1. Amendments 23

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BY-LAWS
OF
LINDSAY CORPORATION

(Amended and Restated by Board of Directors Effective August 17, 2023)

ARTICLE I

Offices
SECTION 1.1.
Registered Office. The registered office of the Company in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.
SECTION 1.2.
Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.
ARTICLE II

Meetings of Stockholders
SECTION 2.1.
Annual Meeting. The annual meeting of the stockholders shall be held at such date and hour as is specified by resolution of the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Any previously scheduled annual meeting of stockholders may be postponed by resolution of the Board of Directors upon prior notice or public disclosure given on or prior to the date previously scheduled for such annual meeting of stockholders. The annual meeting of stockholders may be postponed by the Company to such time and place, if any, as is specified in the notice of postponement of such meeting.
SECTION 2.2.
No Stockholder Consent; Special Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation (“Preferred Stock”), any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as such term is defined in Article EIGHTH of the Company's Restated Certificate of Incorporation (the “Certificate of Incorporation”)). Any previously scheduled special meeting of stockholders may be postponed by resolution of the Board of Directors upon prior notice or public disclosure given on or prior to the date previously scheduled for such special meeting of stockholders. The special meeting of stockholders may be postponed by the Company to such time and place, if any, as is specified in the notice of postponement of such meeting.

SECTION 2.3.
Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place, if any, within or without the State of Delaware, as the Board of Directors shall by resolution designate as the place of such meeting. Meetings of stockholders for any other purpose may be held at such place, if any, within or without the State of Delaware and at such time as shall be determined by the Chairperson of the Board, or in his or her absence, by the Secretary and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.12 of these By-laws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware.
SECTION 2.4.
Notice of Meetings. Written or printed notice stating the place, if any, date and hour of each annual or special meeting of the stockholders; the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting; and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such stockholder’s address as it appears on the records of the Company.
SECTION 2.5.
Stockholder List. At least 10 days before every meeting of stockholders, the Secretary shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares having the right to vote registered in the name of each such stockholder. Nothing contained in this Section 2.5 shall require the Company to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder of the Company for any purpose germane to the meeting for a period of at least ten days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company.
SECTION 2.6.
Quorum; Adjournment and Postponement. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the Company for the transaction of business, except as otherwise provided by statute or these By-Laws. Shares entitled to vote at a meeting of the stockholders that abstain from voting or are not voted at such meeting (“Abstentions”) shall be counted for the purpose of establishing a quorum for the transaction of business at such meeting. Shares held by any broker who has not received voting instructions from the beneficial owner of such shares and is prohibited from exercising discretionary authority to vote such shares at a meeting of the stockholders (“Broker Non-Votes”) shall not be counted for the purpose of establishing a quorum for the transaction of business at such meeting. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment or postponement, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Any meeting of the stockholders, annual or special, whether or not a quorum is present, may be adjourned or postponed from time to time by either the chairperson of the meeting or the vote of a majority of the shares represented at the meeting, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting. If an annual or special meeting of stockholders is adjourned or postponed to a different date, time, or place, notice need not be given if the new date, time, or place is announced at the meeting before adjournment or postponement. However, notice must be given in the manner provided in Section 2.4 of these By-Laws if the adjournment or postponement is for more than 30 days or a new record date for the adjourned or postponed meeting is or must be fixed.
SECTION 2.7.
Proxies. At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to such meeting, unless such proxy provides for a longer period, and shall be filed with the Secretary of the Company before, or at the time of, the meeting.
SECTION 2.8.
Voting. At every meeting of the stockholders, each stockholder shall be entitled to one vote for each share of stock entitled to vote thereat which is registered in the name of such stockholder on the books of the Company. When a quorum is present at any meeting of the stockholders, all matters other than the election of directors shall be determined by a majority of the votes cast at such meeting by the holders of shares of stock present or represented by proxy and entitled to vote thereat, unless otherwise provided by statute, the Certificate of Incorporation or these By-Laws. When a quorum is present at any meeting of stockholders for the election of directors, the directors shall be elected by a plurality of the votes cast at such meeting by the holders of shares of stock present or represented by proxy and entitled to vote thereat. For the avoidance of doubt, Abstentions and Broker Non-Votes shall not be counted as votes cast.
SECTION 2.9.
Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his or her administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee and entitled to vote may be voted by such trustee, either in person or by proxy to the full extent provided by Delaware law. Shares standing in the name of a receiver and entitled to vote may be voted by such receiver. A stockholder, some or all of whose shares otherwise entitled to vote are pledged, shall be entitled to vote such pledged shares unless, in the transfer of such pledged shares on the books of the Company, such stockholder or pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon. Shares standing in the name of two or more persons and shares with two or more persons having the same fiduciary relationship respecting such shares shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.
SECTION 2.10.
Treasury Stock. Shares of this Company’s stock held by this Company, or by another corporation of which a majority of the shares entitled to vote in the election of directors of such corporation is held by this Company, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares. Nothing in this section shall be construed as limiting the right of this Company to vote shares of its own stock held by it in a fiduciary capacity.
SECTION 2.11.
Stockholder Introduction of Business and Nomination of Director Candidates.
(a)
At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who (x) was a stockholder of record at the time of giving notice for the meeting, at the time the notice provided for in this Section 2.11 is timely delivered to the principal executive offices of the Company, and at the time of the meeting, (y) is entitled to vote with respect thereto, and (z) complies with the notice procedures set forth in this Section 2.11(a), or, with respect to the nomination of directors, Section 2.11(c). For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to make nominations or propose other business at any meeting of stockholders (other than a proposal included in the Company’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or in the event that no annual meeting was held the preceding year, notice by the stockholder will be timely if so delivered not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth (i) as to each matter such stockholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and a brief description of the reasons for conducting such business at the annual meeting, (x) the text of the proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the Certificate of Incorporation or any policy of the Company, the language of the proposed amendment), (y) any material interest of any Proposing Person (as defined in Section 2.11(h) of these By-laws) in the proposed business, and (z) any other information relating to the proposed business that is required to be disclosed under applicable law; and (ii) as to any Proposing Person (o) any information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including Regulation 14A under the Exchange Act), (p) the name and address of such Proposing Person, (q) the class and number of shares of the Company’s capital stock that are beneficially owned, directly or indirectly, by each such Proposing Person and any Derivative Instrument and by any other stockholders known by such Proposing Person to be supporting such business, (r) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such Proposing Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes or to increase or decrease the voting power of, such Proposing Person with respect to any securities of the Company, (s) any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Person or nominee has a right to vote any shares of any security of the Company, (t) any rights to dividends on the shares of the Company beneficially owned by the Proposing Person that are separated or separable from the underlying shares of the Company, (u) any performance-related fees (other than asset-based fees) that the Proposing Person is entitled to, based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, if any, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing in the same household, (v) any material interest of the Proposing Person in such business, (w) a statement whether such Proposing Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal, (x) a statement whether such Proposing Person intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act, (y) a brief description of any proxy, contract, arrangement, understanding or relationship pursuant to which any Proposing Party, either directly or acting in concert with another party or parties, has a right to vote any shares of capital stock of the Company, and (z) a brief description of any contract, arrangement or understanding with respect to the proposed business to which any Proposing Person is a party. In addition, to be in proper written form, the Proposing Person’s notice to the Secretary of the Company must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (ii)(q) through (ii)(u) above as of the record date for notice of the meeting. Notwithstanding anything in the By-Laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 2.11(a). The officer of the Company or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.
(b)
At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.
(c)
Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who (x) was a stockholder of record at the time of giving notice for the meeting, at the time the notice provided for in this Section 2.11 is timely delivered to the principal executive offices of the Company, and at the time of the meeting, (y) is entitled to vote for the election of directors at the meeting, and (z) complies with the notice procedures set forth in this Section 2.11(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or in the event that no annual meeting was held the preceding year, notice by the stockholder will be timely if so delivered not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (n) the name and address of such person, (o) the class and number of shares of the Company's capital stock that are beneficially owned, directly or indirectly, by each such person and any Derivative Instrument, (p) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes or to increase or decrease the voting power of, such person with respect to any securities of the Company, (q) any proxy, contract, arrangement, understanding or relationship pursuant to which the person has a right to vote any shares of any security of the Company, (r) any rights to dividends on the shares of the Company beneficially owned by the person that are separated or separable from the underlying shares of the Company, (s) any performance-related fees (other than asset-based fees) that the person is entitled to, based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, if any, including without limitation any such interests held by members of such person’s immediate family sharing in the same household, (t) a brief description of any proxy, contract, arrangement, understanding or relationship pursuant to which any person, either directly or acting in concert with another party or parties, has a right to vote any shares of capital stock of the Company, (u) a brief description of all direct and indirect compensation arrangements and any other contract, arrangement or understanding during the past three years, and any other material relationships, between or among each such person, and his or her respective affiliates and associates, or others acting in concert therewith, on the one hand, and the Proposing Person, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K if such proposed nominee were a director or executive officer of such registrant or nominees and if the Proposing Person were the “registrant” for purposes of such rule, (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including Regulation 14A under the Exchange

Act), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (w) a written statement executed by each proposed nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders, (x) a fully completed Director’s Questionnaire on the form supplied by the Company upon written request from the Proposing Person, executed by the nominee, (y) a written statement executed by each nominee acknowledging that he or she, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Company, and (z) a written representation and agreement, on the form supplied by the Company upon written request from the Proposing Person, executed by each nominee stating that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and (ii) as to any Proposing Person (r) any information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including Regulation 14A under the Exchange Act), (t) the name and address of such Proposing Person, (q) the class and number of shares of the Company's capital stock that are beneficially owned, directly or indirectly, by each such Proposing Person and any Derivative Instrument and by any other stockholders known by such Proposing Person to be supporting such nominee, (r) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such Proposing Person or nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes or to increase or decrease the voting power of, such Proposing Person or nominee with respect to any securities of the Company, (s) any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Person or nominee has a right to vote any shares of any security of the Company, (t) any rights to dividends on the shares of the Company beneficially owned by the Proposing Person that are separated or separable from the underlying shares of the Company, (u) any performance-related fees (other than asset-based fees) that the Proposing Person or the nominee is entitled to, based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, if any, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing in the same household, (v) any material interest of the Proposing Person in such business, (w) a statement whether such Proposing Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or nomination, (x) a statement whether such Proposing Person intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act, (y) a brief description of any proxy, contract, arrangement, understanding or relationship pursuant to which any Proposing Party, either directly or acting in concert with another party or parties, has a right to vote any shares of capital stock of the Company, and (z) a brief description of all direct and indirect compensation arrangements and any other contract, arrangement or understanding during the past three years, and any other material relationships, between or among such Proposing Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K if the Proposing Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant or nominees. In addition, to be in proper written form, the Proposing Person’s notice to the Secretary of the Company must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (ii)(q) through (ii)(u) above as of the record date for notice of the meeting. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of Section 2.11(c). The officer of the Company or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
(d)
Any Proposing Person directly or indirectly soliciting proxies for the election of directors must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
(e)
Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, (i) no Proposing Person shall solicit proxies in support of director nominees other than the Company’s nominees unless such Proposing Person has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including, without limitation, the provision to the Company of notices and information required thereunder no later than the earlier of the time provided in this Section 2.11 or the time provided in Rule 14a-19 of the Exchange Act and (ii) if any Proposing Person (A) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a‑19 under the Exchange Act or fails to timely provide the evidence described in this Section 2.11(e), then the Company shall disregard any proxies or votes solicited for the Proposing Person’s candidates. If any Proposing Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Proposing Person shall deliver to the Company, no later than 5 business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(f)
Notwithstanding the foregoing provisions of this Section 2.11, each nominee for election or re-election as a director of the Company shall also provide to the Company such additional information (that may be in the form of an interview with such nominee at the principal place of business of the Company) as the Company may reasonably request. The Company may request such additional information necessary to permit the Board of Directors to determine the eligibility of such person to serve as a director of the Company, including information relevant to a determination of whether such person can be considered an independent director and that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. The nominee will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and have not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(g)
For purposes of this Section 2.11, a “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of capital stock of the Company or otherwise.
(h)
For the purposes of this Section 2.11, “Proposing Person” means (i) any stockholder who submits a notice to the Secretary of the Company pursuant to Section 2.11(a) and/or Section 2.11(c) of these By-laws, (ii) the beneficial owner or owners, if any, on whose behalf any such notice is submitted, (iii) any party or parties acting in concert with such stockholder in connection with the business proposed and/or the person or persons nominated for election or re-election to the Board of Directors, and (iv) any party or parties directly or indirectly controlling, controlled by, or under common control with any of the foregoing.
(i)
In addition, each Proposing Person must comply with all applicable requirements of state law and the Exchange Act, and any rules and regulations thereunder, with respect to matters set forth in this Section 2.11. Nothing in these By-laws shall be deemed to affect any right of a stockholder to request inclusion of proposals or nominations in the Company’s proxy statement or proxy card pursuant to the mandatory provisions under the Exchange Act and the rules and regulations thereunder, subject, in each case, to compliance with those provisions of these By-laws that are permitted under such mandatory provisions.
SECTION 2.12.
Remote Communications. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:
(a)
participate in a meeting of stockholders; and
(b)
be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication,

provided, that

(1) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(2) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

SECTION 2.13.
Organization of Meetings.
(a)
The Chairperson of the Board shall preside at each meeting of stockholders. In the absence or disability of the Chairperson of the Board, unless otherwise determined by the Board of Directors, the meeting shall be chaired in accordance with the following order: Chairperson of the Audit Committee, any other director appointed by a vote of a majority of the directors present at the meeting, President, the Vice Presidents in order of their rank by the Board of Directors. The Secretary, or in his or her absence an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairperson of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.
(b)
The Board of Directors shall be entitled to make such rules and regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors prior to the meeting, the chairperson of the meeting shall have the right and authority to prescribe such rules and regulations and procedures and to do all such acts as, in his or her discretion, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) convening the meeting and recessing or adjourning the meeting (whether or not a quorum is present); (ii) determining and announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote; (iii) establishing an agenda or order of business for the meeting; (iv) rules and procedures for maintaining order at the meeting and the safety of those present; (v) limitations or attendance at or participation in the meeting to stockholders of record entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the chairperson of the meeting shall determine; (vi) establishing rules and procedures with respect to the recess and adjournment of the meeting; (vii) restrictions on entry to the meeting after the time fixed for the commencement thereof; (viii) restrictions on the use of any audio or video recording devices at the meeting; and (ix) limitations on the time allotted to questions or comments by participants.
(c)
The chairperson of the meeting shall have the power to recess any such meeting at any time and for any reason, without notice other than announcement at the meeting.

In addition to making any other determinations that may be appropriate to the conduct of the meeting, the chairperson of the meeting shall, if the facts warrant, determine that a matter of business was not properly brought before the meeting and if the chairperson of the meeting should so determine, the chairperson of the meeting shall so declare to the meeting and any such matter or business determined not to be brought before the meeting shall not be transacted or considered.

ARTICLE III

Directors
SECTION 3.1.
Number, Term of Office and Election.
(a)
Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.
(b)
The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, whose size shall be as equal as possible.
(c)
The term of office of the first class shall expire at the 1988 annual meeting of stockholders, the term of office of the second class shall expire at the 1989 annual meeting of stockholders, and the term of office of the third class shall expire at the 1990 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. When creating a new directorship through expansion of the size of the Board, the Board shall designate the class depending upon the commencement of the term of office of the new director. At each annual meeting of stockholders, commencing with the 1988 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified and (ii) if authorized by a resolution of the Board of Directors, directors may be elected by the stockholders to fill any vacancy on the Board of Directors regardless of how such vacancy shall have been created.
(d)
Directors need not be stockholders of this Company nor residents of the State of Delaware.
SECTION 3.2.
Resignations, Vacancies and Removal.
(a)
Any director may resign at any time by giving written notice to the Board of Directors or to the Chairperson of the Board. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)
Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines by resolution, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.
(c)
Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.
SECTION 3.3.
Management of Affairs of Company. The property and business of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by stockholders. In case the Company shall transact any business or enter into any contract with a director, or with any firm of which one or more of its directors are members, or with any trust, firm, corporation or association in which any director is a stockholder, director or officer or otherwise interested, such directors shall be severally under the duty of disclosing all material facts as to their interest to the remaining directors promptly if and when such interested directors shall become advised of the circumstances; and no such contract or transaction shall be void or voidable solely by reason of such disclosed interest or solely because such interested director was present at or participated in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because his, her or their votes are counted for such purpose, if the board or committee thereof in good faith authorized such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or directors. In the case of continuing relationships in the normal course of business, such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into.
SECTION 3.4.
Regular Meetings. An annual meeting of the Board of Directors shall be held, without other notice than this By-Law, as soon as practicable after the annual meeting of the stockholders at such location as is convenient and established by the Chairperson of the Board. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.
SECTION 3.5.
Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board or any two directors to be held at such time and place, either within or without the State of Delaware, as shall be designated by the call and specified in the notice of such meeting; and notice thereof shall be given as provided in Section 3.6 of these By-Laws.
SECTION 3.6.
Notice of Special Meetings. Except as otherwise prescribed by statute, written notice of the time and place of each special meeting of the Board of Directors shall be given at least three days prior to the time of holding the meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by statute or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice, or waiver of notice, of such meeting. (See also Articles IV and X of these By-Laws).
SECTION 3.7.
Quorum. At each meeting of the Board of Directors, the presence of not less than a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In determining the presence of a quorum at a meeting of the directors or a committee thereof for the purpose of authorizing a contract or transaction between the Company and one or more of its directors, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors are directors or officers, or have a financial interest, such interested directors may be counted in determining a quorum.
SECTION 3.8.
Presumption of Assent. Unless otherwise provided by statute, a director of the Company who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
SECTION 3.9.
Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or such committee.
SECTION 3.10.
Presiding Officer. The presiding officer of any meeting of the Board of Directors shall be the Chairperson of the Board, or in his or her absence the Chairperson of the Audit Committee, or in his or her absence any other director elected Chairperson by vote of a majority of the directors present at the meeting.

SECTION 3.11.
Committee of Directors. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of two or more directors of the Company, which to the extent provided in the resolution shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member thereof. In the absence or disqualification of any member of such committee or committees and appointed alternates who have had notice of such meeting, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
SECTION 3.12.
Executive Committee. The Board of Directors may, in its discretion, by resolution passed by a majority of the Whole Board, designate an Executive Committee of the Board of Directors, which committee shall consist of at least three directors and shall have and exercise such of the authority of the Board of Directors when the Board is not in session in the management of the Company as shall be delegated to it from time to time by the Board of Directors. The creation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him or her by law. The directors may designate one or more directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Executive Committee. If established, the Executive Committee shall consider and report to the Board of Directors such matters as shall be referred to the Executive Committee by the Board from time to time.
SECTION 3.13.
Fees and Compensation of Directors. By resolution of the Board of Directors, directors who are not employees of the Company may receive an annual retainer fee for serving as a director and may receive meeting fees for attendance at each regular or special meeting of the Board of Directors or any standing or special committees of the Board of Directors. An additional annual retainer fee may be paid to the Chairperson of the Board of Directors or the Chairperson of any standing or special committee of the Board of Directors. Directors may also receive a per diem payment for their services on behalf of the Company and may receive annual or special grants of stock, stock options or other forms of incentive compensation which will provide directors with an equity interest in the Company. Members of the Board of Directors shall also be allowed their reasonable traveling expenses when actually engaged in the business of the Company. Nothing contained herein shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.
SECTION 3.14.
Reliance Upon Records. Every director of the Company, or member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.11 or Section 3.12 of these By-Laws, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company including, without limiting the generality of the foregoing, those as to the value and amount of assets, liabilities and/or net profits of the Company, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared or paid, or with which the Company’s stock might properly be purchased or redeemed.
SECTION 3.15.
Indemnification Agreements. The Board of Directors may authorize the Company to enter into agreements providing persons who serve as directors, officers, employees, agents or consultants of the Company or as officers or directors of other corporations, partnerships or other business enterprises at the request or direction of the Company with indemnification against liabilities and costs in accordance with the indemnification provisions of the Company’s Certificate of Incorporation and as otherwise permitted by Section 145(f) of the General Corporation Law of the State of Delaware.
ARTICLE IV

Notices
SECTION 4.1.
Manner of Notice. Whenever under the provisions of the statutes or these By-Laws notice is required to be given to any director, member of any committee designated by the Board of Directors pursuant to authority conferred by Sections 3.11 or 3.12 of these By-Laws or stockholder, it shall not be construed to require personal delivery, and such notice may be given in writing by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed to (or by delivering it to an express mail service for delivery to) such director, member or stockholder either at the address of such director, member or stockholder as it appears on the books of the Company or, in the case of such a director or member, at his or her business address (or by email or facsimile message at his or her email address or fax number, as it appears on the books of the Company); and such notice shall be deemed to be given at the time when it is thus deposited in the United States mails (or delivered to the express mail service or, in the case of such a director or member, when sent by email or facsimile message).
SECTION 4.2.
Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V

Officers
SECTION 5.1.
Offices and Official Positions. The officers of the Company shall be a Chairperson of the Board, President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Chairperson of the Board shall be a director of the Company. Otherwise, none of the officers need be a director, a stockholder of the Company or a resident of the State of Delaware. The Board of Directors may from time to time establish, and abolish, official positions within the divisions into which the business and operations of the Company are divided, pursuant to Section 6.1 of these By-Laws, and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the Company. The Board of Directors shall appoint officers to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.
SECTION 5.2.
Election and Term of Office. The officers of the Company shall be elected annually by the Board of Directors at their first meeting held after each regular annual meeting of the stockholders. If the election of officers shall not be held at such meeting of the Board, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer shall hold office for such term or during the pleasure of the Board of Directors as the Board of Directors shall specify, or until his or her death, or until he or she shall resign, or shall have been removed in the manner hereinafter provided.
SECTION 5.3.
Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office at any regular or special meeting of the Board. Any officer may resign at any time by giving written notice to the Board of Directors, to the Chairperson of the Board or to the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Removal or resignation of any officer as set forth in these By-Laws shall not affect rights and liabilities in any contract between the officer and the Company.
SECTION 5.4.
Vacancies. A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.
SECTION 5.5.
Chairperson of the Board. The Chairperson of the Board shall be a director of the Company. He or she shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee. In the absence or disability of the Chairperson of the Board, the Chairperson of the Audit Committee appointed by the Board of Directors shall assume these duties of the Chairperson of the Board. If the Chairperson of the Board is the Chief Executive Officer of the Company, he or she shall also have the following powers set forth in this Section 5.5. He or she shall have power to execute deeds, mortgages, bonds, contracts or other instruments of the Company, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Chairperson of the Board to some other officer or agent of the Company. He or she shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these By-Laws or action of the Board of Directors. The

Chairperson of the Board may sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the Company, the issuance of which shall have been duly authorized by the Board of Directors, and may vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the Company. Subject to the control of the Board of Directors, he or she shall have the overall supervision of the business and direct the affairs and policy of the Company.
SECTION 5.6.
President. The President shall, in general, supervise and administer all of the business and affairs of the Company. In the event of the absence or inability to act of the Chairperson of the Board, he or she shall perform all of the executive duties of the Chairperson of the Board and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairperson of the Board. He or she shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these By-Laws or action of the Board of Directors or the Chairperson of the Board. He or she shall also have power to execute deeds, mortgages, bonds, contracts or other instruments of the Company except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Chairperson of the Board or by the President to some other officer or agent of the Company. The President may sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the Company, the issuance of which shall have been duly authorized by the Board of Directors, and may vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the Company.
SECTION 5.7.
Chairperson of the Executive Committee. The Chairperson of the Board shall be the Chairperson of the Executive Committee and shall preside at all meetings of the Executive Committee.
SECTION 5.8.
Vice Presidents. In the absence or inability of the President, the Vice Presidents in order of their rank by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors or the Chairperson of the Board shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President may execute deeds, mortgages, bonds, contracts or other instruments of the Company except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Chairperson of the Board or by the President or by such Vice President to some other officer or agent of the Company. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with the statutes, these By-Laws, or action of the Board of Directors, as from time to time may be prescribed for them, respectively by the Chairperson of the Board, if he or she is the Chief Executive Officer of the Company, or the President. Any Vice President may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of stock of the Company, the issuance of which shall have been authorized by the Board of Directors, and may vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the Company.

SECTION 5.9.
Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and Committees of directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) have charge of the corporate records and of the seal of the Company; (d) affix the seal of the Company, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the Company under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these By-Laws; € keep a register of the post office address of each stockholder, director and committee member, which shall from time to time be furnished to the Secretary by such stockholder, director or member; (f) sign with the Chairperson of the Board, President, or a Vice President certificates for shares of stock of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors; and (g) in general, perform all duties as from time to time may be assigned to him or her by the Chairperson of the Board, President or the Board of Directors. He or she may delegate such details of the performance of duties of his or her office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead.
SECTION 5.10.
Treasurer. The Treasurer shall: (a) be responsible to the Board of Directors for the receipt, custody and disbursement of all funds and securities of the Company; (b) receive and give receipts for moneys due and payable to the Company from any source whatsoever and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of Section 7.4 of these By-Laws; (c) disburse the funds of the Company as ordered by the Board of Directors, Chairperson of the Board or President, or as required in the ordinary conduct of the business of the Company; (d) render to the Chairperson of the Board, President or Board of Directors, upon request, an account of all his or her transactions as Treasurer and on the financial condition of the Company; (e) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairperson of the Board, President, or Board of Directors or these By-Laws; and (f) sign with the Chairperson of the Board, President, or a Vice President certificates for shares of stock of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors. He or she may delegate such details of the performance of duties of his or her office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the Board of Directors shall determine.
SECTION 5.11.
Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers and Assistant Secretaries shall, in the absence of the Treasurer or Secretary, respectively, perform all functions and duties which such absent officer may delegate; but such delegation shall in nowise relieve the absent officer from the responsibilities and liabilities of his or her office. In addition, an Assistant Secretary or an Assistant Treasurer, as thereto authorized by the Board of Directors, may sign with the Chairperson of the Board, President, or a Vice President certificates for shares of stock of the Company, the issuance of which shall have been authorized by a resolution of the Board of Directors; and the Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairperson of the Board, President or Board of Directors.

The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums, and with such surety or sureties, as the Board of Directors shall determine.
SECTION 5.12.
Controller. The Controller shall: (a) be responsible to the Board of Directors for the maintenance of adequate systems of internal accounting control over the Company's operations, investments, subsidiaries, and other interests; (b) maintain adequate accounting books and records, sufficient to meet requirements as specified by the Board of Directors for their own use, for internal use, or for properly constituted government agencies or regulatory bodies; (c) establish and maintain information, reporting, budgeting and planning systems as requested by the Chairperson of the Board, Board of Directors, President, Vice President of Finance, or Chief Financial Officer; (d) cooperate and assist in independent audits and/or internal audits of the Company's books, records and operations as requested by the Board of Directors; and (e) in general, perform all duties incident to the office of Controller and such other duties as from time to time may be assigned to him or her by the Chairperson of the Board, Board of Directors, President, Vice President of Finance, Chief Financial Officer, or these By-Laws. He or she may delegate such details of the performance of duties of his or her office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead.
SECTION 5.13.
Compensation. The compensation of the officers shall be fixed from time to time as may be authorized by the Board of Directors or the Compensation Committee appointed by the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Company. The Company shall not make any personal loans or extensions of credit to any officer or director of the Company; provided, for the avoidance of doubt, that this sentence shall not prohibit, restrict or limit in any manner the Company from providing, or from entering into an agreement with respect to providing, indemnification or advancement of expenses to any officer or director of the Company as permitted by Section 145 of the General Corporation Law of the State of Delaware.
ARTICLE VI

Divisions
SECTION 6.1.
Divisions of the Company. The Board of Directors shall have the power to create and establish such operating divisions of the Company as they may from time to time deem advisable.
SECTION 6.2.
Official Positions Within A Division. The Chairperson of the Board, if he or she is the Chief Executive Officer, or the President may appoint individuals who are not officers of the Company to, and may, with or without cause, remove them from, official positions established within a division, but not filled, by the Board of Directors. (See also Section 5.1 of these By-Laws.)

ARTICLE VII

Contracts, Loans, Checks and Deposits
SECTION 7.1.
Contracts and Other Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, or of any division thereof, and such authority may be general or confined in specific instances.
SECTION 7.2.
Loans. No loans shall be contracted on behalf of the Company, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Company, or any division thereof, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. When the Board of Directors gives such authorization, it may authorize any officer or officers, agent or agents, to execute and deliver any instrument in the name of and on behalf of the Company or any division thereof.
SECTION 7.3.
Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, or any division thereof, shall be signed by such officer or officers, agent or agents of the Company, and in such manner as shall from time to time be determined by the Board of Directors.
SECTION 7.4.
Deposits. All funds of the Company, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VIII

Certificates of Stock and Their Transfer
SECTION 8.1.
Certificated and Uncertificated Shares. Shares of the Company’s stock may be certificated or uncertificated, as provided under Delaware law. All certificates of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairperson or a Vice Chairperson or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile.
SECTION 8.2.
Lost or Destroyed Certificates. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued by the Company to replace a certificate or certificates alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

SECTION 8.3.
Transfer of Stock. Transfers of stock shall be made on the books of the Company only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.
SECTION 8.4.
Restrictions on Transfer. Any stockholder may enter into an agreement with other stockholders or with the Company providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of common stock of the Company held by him or her, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the Company the right to purchase for a given period of time any of such shares on terms equal to terms offered such stockholder by any third party. Any such limitation or restriction on the transfer of shares of this Company may be set forth on certificates representing shares of capital stock or notice thereof may be otherwise given to the Company or the transfer agent, in which case the Company or the transfer agent shall not transfer such shares upon the books of the Company without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction; provided, however, no such restriction, unless noted conspicuously on the security, shall be effective against anyone found by a court of competent jurisdiction to be other than a person with actual knowledge of the restriction.
SECTION 8.5.
No Fractional Share Certificates. Certificates shall not be issued representing fractional shares of stock.
SECTION 8.6.
Closing Transfer Books or Fixing Record Date. The Board of Directors may close the stock transfer books of the Company for a period not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and adjournment or postponement thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.
SECTION 8.7.
Stockholders of Record. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

General Provisions
SECTION 9.1.
Fiscal Year. The fiscal year of the Company shall begin on September 1 of each year and end on August 31 of the next succeeding calendar year.
SECTION 9.2.
Seal. The corporate seal shall have inscribed thereon the name of the Company and the words “CORPORATE SEAL” and “DELAWARE”; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced, or otherwise.
SECTION 9.3.
Exclusive Jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 9.3.
ARTICLE X

Amendments
SECTION 10.1.
Amendments. These By-Laws may be amended, added to, rescinded or repealed at a meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, in the case of a meeting of the stockholders, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, any Preferred Stock Designation (as defined in the Certificate of Incorporation) or these By-Laws, the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to amend, add to, rescind or repeal any provision of these By-Laws.